SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 1997

Exact name of registrant
as specified in its charter: CENTRAL PARKING CORPORATION

State or other jurisdiction of incorporation:  Tennessee

Commission File Number: 001-13950

Employer Identification Number: 62-1052916

Address of principal executive offices: 2401 21st Avenue South
                                        Suite 200
                                        Nashville, Tennessee 37212

Registrant's telephone number, including area code: (615) 297-4255

Former name or former address, if changed since last report:  Not applicable


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Item  2.  Acquisition or Disposition of Assets.


    Central Parking Corporation (the "Registrant") reports the following acquisition:

     Pursuant to an Agreement and Plan of Merger dated December 6, 1996, the Registrant commenced a tender offer (the "Tender Offer") through an indirect wholly-owned New York subsidiary (the "Subsidiary") for all outstanding shares of common stock of Square Industries, Inc., a New York corporation engaged principally in the operation and management of parking lots and garages and traded on the Nasdaq Stock Market ("Square"). Upon the close of the Tender Offer on January 17, 1997, the Subsidiary acquired approximately 97.4% of the outstanding Square common stock.

     The Tender Offer consideration comprised $28.50 per share of Square common stock net in cash, without interest thereon, plus an additional $2.50 per share deposited by the Registrant in escrow as contingent consideration for distribution, in whole or part, either to the sellers or to the Registrant upon the resolution of two specific matters, and subject to adjustment as provided in the escrow agreement. Because of the contingent nature of the escrow matters, there can be no assurance what amount, if any, of the escrowed funds will be distributed to the sellers.

     The funding of the Tender Offer occurred on January 21, 1997.

     In the aggregate, for the tendered shares of Square common stock, the Registrant paid $48,290,062 in cash and deposited an additional $4,390,640 in escrow. The Registrant funded substantially all of the cash portion of the consideration and the escrowed amounts by drawing on its credit facility with SunTrust Bank, Nashville, N.A.

     A Tender Offer Statement on Schedule 14D-1 was filed by the
Registrant with respect to the Tender Offer on December 13, 1996, amended on January 6, 1997, and finally amended on January 21, 1997.

     On January 24, 1997, the Registrant caused the Subsidiary to merge with and into Square, whereby Square continued as the surviving corporation and became an indirect wholly-owned subsidiary of the Registrant.


     As of November 30, 1996, Square operated or managed 117 parking locations and conducted parking operations in New York, New Jersey, Pennsylvania, Maryland, Massachusetts, Delaware, Indiana, Georgia and Ontario, Canada, with more than 60% of the facilities being operated through ownership or lease, and the balance being operated under management agreements. The Registrant intends to continue the parking operations of Square.

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Item 7.   Financial Statements and Exhibits.

     (a) Financial statements of the business acquired. It is impracticable at this time to provide the required financial statements of the acquired business described in Item 2. This information will be provided within 60 days by an amendment to this report.



     (b) Pro forma financial information. It is impracticable at this time to provide the required pro forma financial information of the acquired business described in Item 2. This information will be provided within 60 days by an amendment to this report.


     (c) Exhibits. The exhibit filed as a part of this report is listed in the Exhibit Index immediately following the signature page.


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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



CENTRAL PARKING CORPORATION

By:/s/ Stephen A. Tisdell
       Stephen A. Tisdell
       Chief Financial Officer


Date:  January 31, 1997


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                            Exhibit Index
Exhibit No.

  2 Agreement and Plan of Merger dated as of December 6, 1996, among Central Parking
         Corporation, Central Parking System --
         Empire State, Inc. and Square Industries,
         Inc. (incorporated by reference to
         Exhibit (c)(1) to the Tender Offer
         Statement on Schedule 14D-1 filed by
         Central Parking Corporation on December
         13, 1996, relating to Square Industries, Inc.)